UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 25, 2011 (May 19, 2011)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders.

(a), (b), (d)  Coventry Health Care, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”) on May 19, 2011.  An aggregate of 133,767,542 shares of Common Stock, or 90.23% of the Company’s outstanding shares, were represented at the Meeting either in person or by proxy.  Five proposals were submitted for stockholder approval at the Meeting. Each of the proposals is described in detail in the Company’s proxy statement distributed in connection with the Meeting. The final results for the votes regarding each proposal are set forth below.

(i)	Each of the following nominees was duly elected to serve as a director of the Company:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Joel Ackerman	122,020,319	4,045,314	266,222	7,435,687
Lawrence N. Kugelman	123,458,252	2,507,200	366,403	7,435,687
Michael A. Stocker, M.D.	124,351,097	1,693,476	287,282	7,435,687

(ii)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2011 was duly adopted:

FOR	AGAINST	ABSTAIN
132,394,267	1,261,290	111,985

(iii)	A proposal, on a non-binding advisory basis, regarding the compensation of the Company’s named executive officers was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
100,874,404	25,088,693	368,758	7,435,687

(iv)
A proposal, on a non-binding advisory basis, regarding the frequency of holding future non-binding advisory votes on the compensation of the Company’s named executive officers every year, every two years or every three years received the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
124,236,320	281,114	1,722,442	91,979	7,435,687

The Board of Directors has considered the vote of the Company’s shareholders as to the frequency of future advisory votes on executive compensation and intends to hold an annual advisory vote on executive compensation.

(v)	A stockholder proposal regarding political contributions failed to receive the affirmative vote of the majority of shares represented at the meeting and entitled to vote by the following tabulation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,187,140	48,037,807	40,106,908	7,435,687

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated:	May 25, 2011